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                                                                  EXHIBIT (e)(3)

[LOGO OF AIG] The AIG Life Companies (U.S.)

                             EXECUTIVE ADVANTAGE(SM)

                           SUBACCOUNT TRANSFER REQUEST

Policy Number:  _________   Policyholder: ______________________________________
                                           (Last Name, First Name, Middle Name)

Insured:     _____________________________________  Social Security No.:__-__-__
             (Last Name, First Name, Middle Name)

     . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

     . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

     . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

     .    Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund.  Circle (-) for transfer out of fund.

                                                         Amount      Percent
                                                         ------      -------
Guaranteed Account                                       +  (-)   $______  ___%
ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
AllianceBernstein Americas Government Income             +  (-)   $______  ___%
AllianceBernstein Growth Portfolio                       +  (-)   $______  ___%
AllianceBernstein Growth and Income Portfolio            +  (-)   $______  ___%
AllianceBernstein Premier Growth Portfolio               +  (-)   $______  ___%
AllianceBernstein Quasar Portfolio                       +  (-)   $______  ___%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
  VP Income & Growth Fund                                +  (-)   $______  ___%
  VP International Fund                                  +  (-)   $______  ___%
CREDIT SUISSE TRUST
  Emerging Growth Portfolio                              +  (-)   $______  ___%
  Emerging Markets Portfolio                             +  (-)   $______  ___%
  Global Post-Venture Capital Portfolio                  +  (-)   $______  ___%
  International Focus Portfolio                          +  (-)   $______  ___%
  Large Cap Value Portfolio                              +  (-)   $______  ___%
  Small Cap Growth Portfolio                             +  (-)   $______  ___%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
  VIP Balanced Portfolio                                 +  (-)   $______  ___%
  VIP Contrafund Portfolio                               +  (-)   $______  ___%
  VIP Index 500 Portfolio                                +  (-)   $______  ___%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
  Developing Markets Securities - Class 2                +  (-)   $______  ___%
  Growth Securities - Class 2                            +  (-)   $______  ___%
  Foreign Securities - Class 2                           +  (-)   $______  ___%
GOLDMAN SACHS ASSET MANAGEMENT L.P.
  CORE U.S. Equity Fund                                  +  (-)   $______  ___%
  International Equity Fund                              +  (-)   $______  ___%
J.P. MORGAN SERIES TRUST II
  Mid Cap Value Portfolio                                +  (-)   $______  ___%
  Small Company Portfolio                                +  (-)   $______  ___%
MERRILL LYNCH VARIABLE SERIES FUNDS
  Merrill Lynch Basic Value V.I. Fund                    +  (-)   $______  ___%
  Merrill Lynch Fundamental Growth V.I. Fund             +  (-)   $______  ___%
  Merrill Lynch Government Bond V.I. Fund                +  (-)   $______  ___%
  Merrill Lynch Small Cap Value V.I. Fund                +  (-)   $______  ___%
MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
  Core Plus Fixed Income Portfolio Class 1               +  (-)   $______  ___%
  Emerging Markets Equity Portfolio Class 1              +  (-)   $______  ___%
  High Yield Portfolio Class 1                           +  (-)   $______  ___%
  Mid Cap Growth Portfolio Class 1                       +  (-)   $______  ___%
  Money Market Portfolio Class 1                         +  (-)   $______  ___%
  Technology Portfolio Class 1                           +  (-)   $______  ___%
  U.S. Mid Cap Core Portfolio Class 1                    +  (-)   $______  ___%
NEUBERGERBERMAN ADVISERS MANAGEMENT TRUST
  AMT Partners Portfolio                                 +  (-)   $______  ___%
PIMCO VARIABLE INSURANCE TRUST
  High Yield Portfolio                                   +  (-)   $______  ___%
  Long Term U.S. Government Portfolio                    +  (-)   $______  ___%
  Real Return Portfolio                                  +  (-)   $______  ___%
  Short-Term Portfolio                                   +  (-)   $______  ___%
  Total Return Bond Portfolio                            +  (-)   $______  ___%
VANGUARD VARIABLE INSURANCE FUND
  Total Bond Market Index Portfolio                      +  (-)   $______  ___%
  Total Stock Market Index Portfolio                     +  (-)   $______  ___%
VALIC COMPANY I
  International Equities Fund                            +  (-)   $______  ___%
  Mid Cap Index Fund                                     +  (-)   $______  ___%
  Small Cap Index Fund                                   +  (-)   $______  ___%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

----------------------------------------        --------------------------------
Signature of Insured                            Signature of Policyholder (if
                                                other than Insured)

___________________________  ____, 20___
Date Signed

Transfer, Executive Advantage(SM), 05/03